UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

    Comerica Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMERICA INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS

April 28, 2015 9:30 a.m., Central Time

Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201

Directions to the Comerica Incorporated Annual Meeting are available in the proxy statement which can be viewed at www.proxydocs.com/cma.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held on April 28, 2015.

Notice is hereby given that the Annual Meeting of Shareholders of Comerica Incorporated will be held at 1717 Main Street, 4th Floor, Dallas, Texas 75201 on April 28, 2015 at 9:30 a.m., Central Time.

This communication presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to access and review all of the proxy materials before voting.

The proxy statement, annual report and additional soliciting materials are available at ..

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this Notice on or before April 14, 2015 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of Directors
2.	Ratification of the Appointment of Ernst & Young LLP as Independent Auditors
3.	Approval of the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors
4.	Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

—	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on April 27, 2015. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (CT) on April 26, 2015.

—	Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

To request a paper or email copy of the proxy materials, which include the proxy statement,

annual report and additional soliciting materials, please contact us via:

Internet/Mobile – Access the Internet and go to . Follow the instructions to log in, and order copies.
Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.
Email – Send us an email at with “cma Materials Request” in the subject line.
The email must include:
—	The 11-digit control # located in the box in the upper right hand corner on the front of this Notice.
—	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.
—	If you choose email delivery, you must include the email address.
—

If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email.

Comerica Incorporated

Comerica Bank Tower

1717 Main Street

Dallas, Texas 75201

March 27, 2015

Dear Shareholder,

This year, we are again providing proxy materials to our shareholders primarily through the Internet. We are pleased to use this process, which allows our shareholders to receive proxy materials in an expedited manner, while significantly lowering the costs of our annual proxy campaign. On or about March 17, 2015, we mailed you a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our annual report online.

For your convenience, we are now sending you a proxy card, along with another copy of the Notice of Internet Availability of Proxy Materials. To vote by proxy card, please complete, sign, date and return the proxy card in the enclosed return envelope. To vote by using the automated telephone voting system or the Internet voting system, the instructions for shareholders of record are as follows:

TO VOTE BY TELEPHONE: 1-866-883-3382

•	Use any touch-tone telephone to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call.

•	Follow the simple instructions the system provides you.

•

You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is 11:59 p.m. (Central Time), April 27, 2015. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 26, 2015.

(OR)

TO VOTE BY THE INTERNET:        www.proxydocs.com/cma

•	Use the Internet to vote your proxy.

•	Have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you access the website.

•	Follow the simple instructions to obtain your records and create an electronic ballot.

•

You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 11:59 p.m. (Central Time), April 27, 2015. For shares held in Comerica’s employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 26, 2015.

Sincerely,

Jon W. Bilstrom

Executive Vice President-Governance, Regulatory Relations

and Legal Affairs, and Corporate Secretary